UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2025

PACS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42011	92-3144268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
262 N. University Ave.
Farmington, Utah 84025
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 447-9829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PACS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 27, 2025, PACS Group, Inc. (the “Company”) and its wholly-owned subsidiary, PACS Holdings, LLC (the “Borrower”), entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated December 7, 2023, with Truist Bank (the “Administrative Agent”) and the lenders party thereto (the “Lenders”).
The Amendment modifies the affirmative covenant requiring the Borrower to deliver audited annual financial statements to the Administrative Agent (for distribution to the Lenders) within 90 days of the end of a fiscal year. Pursuant to the Amendment, the Borrower must deliver audited financial statements for the fiscal year ended December 31, 2024 within 135 days of the end of such fiscal year, which delivery date may be further extended by written agreement (which may be by e-mail) with the Administrative Agent or certain Lenders, as applicable.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACS GROUP, INC.

Date: April 1, 2025	By:	/s/ Derick Apt
Derick Apt
Chief Financial Officer